Exhibit 5.1

NELSON MULLINS
NELSON MULLINS RILEY & SCARBOROUGH LLP
ATTORNEYS AND COUNSELORS AT LAW
50 N. Laura Street, 41st Floor
Jacksonville, FL 32202
Tel: 904.665.3600  Fax: 904.665.3641
www.nelsonmullins.com

                                January 30, 2019

Ladies and Gentlemen:

      This firm is counsel to Patriot Transportation Holding, Inc., a Florida corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 ("Post-Effective Amendment") to the Registration Statement on Form S-8 filed by the Company on January 30, 2015 (File No. 333-201792) (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of up to 250,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share, pursuant to the Patriot Transportation Holding, Equity Incentive Plan (the "Plan").

      In rendering this opinion, we have examined: (a) the Post-Effective Amendment; (b) the Registration Statement; (c) a copy of the Company's
Amended and Restated Articles of Incorporation; (d) a copy of the Company's Bylaws; and (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Shares pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

   1. The Company has been incorporated under the laws of Florida and the Company's status is active.

   2. The Shares will be legally issued, fully paid and nonassessable when:
(i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) the Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.



         California, Colorado, District of Columbia, Florida, Georgia,
              Maryland, Massachusetts, New York, North Carolina,
                 South Carolina, Tennessee and West Virginia

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January 30, 2019
Page 2

       We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares. The opinions rendered herein are limited to the laws of the State of Florida and the federal laws of the United States.

      This opinion is being delivered in connection with the Post-Effective Amendment and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

      We hereby consent to the use of our name in the Post-Effective Amendment as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Post-Effective Amendment. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Post-Effective Amendment.

      In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,


                                /s/ Nelson Mullins Riley & Scarborough LLP
                                ------------------------------------------
                                    Nelson Mullins Riley & Scarborough LLP


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